                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  October 8, 2003
                                                 -------------------------------


                               LAND O'LAKES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        MINNESOTA                      333-84486                41-0365145
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)




      4001 LEXINGTON AVENUE NORTH
        ARDEN HILLS, MINNESOTA                                     55126
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code  (651) 481-2222
                                                   -----------------------------



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ITEM 5.  OTHER EVENTS.

           On October 7, 2003, Standard & Poor's Rating Services ("S&P") downgraded the secured and the unsecured debt of Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), as follows:

                                                                    S&P  Rating
Facility                                                           From        To
--------                                                           ----        --
$250 million senior secured (2004) (Revolving Facility)             BB         B+
$229 million senior secured (2006) (Term Loan A)                    BB         B+
$205 million senior secured (2008) (Term Loan B)                    BB         B+
$350 million 8.75% senior unsecured (2011)                          B+         B-
$191 million 7.45% Trust preferred                                  B-         CCC

The rating downgrades do not impact the interest rates associated with these facilities, and thus have no direct financial impact to the Company. S&P indicated that the Company's debt ratings outlook is negative.

The Company's policy is not to comment on actions of the rating agencies, whether positive or negative. For further information on the rationale behind the ratings decision, please refer to S&P's press release dated October 7, 2003.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     LAND O'LAKES, INC.


Date:  October 8, 2003                               /s/ Daniel Knutson
       ---------------                               ------------------
                                                     Daniel Knutson
                                                     Senior Vice President
                                                     and Chief Financial Officer